Item 77C DWS Large Cap Value Fund (a
Series of the DWS Value Series, Inc.)

Registrant incorporates by reference its
Registration Statement on Form N-14, filed on
March 5, 2007 (SEC Accession No.
0001193125-07-046130)

Shareholder Meeting Results:

A Special Meeting of Shareholders of the DWS
Large Cap Value Fund (the "Fund") was held on
April 25, 2007. The following matters were voted upon by the shareholders of said Fund
(the resulting votes are presented below):

Proposal 1:
Approval of a new investment management
agreement between DWS Value Series, Inc., on behalf of the Fund, and Deutsche Investment
Management Americas Inc. ("DIMA").

Number of Votes:



For
Against
Abstain



36,487,849.113
2,732,206.724
2,555,513.887


Proposal 2:
Approval of a sub-advisory agreement between DIMA and Deutsche Asset Management
International GmbH with respect to the Fund.

Number of Votes:



For
Against
Abstain



36,386,250.229
2,763,007.842
2,626,311.653


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